                                CREDIT AGREEMENT

                                 by and between

              INTERACT COMMERCE CORPORATION, a Delaware corporation


                                       and


                 IMPERIAL BANK, a California banking corporation






                                   Dated as of

                                 April 27, 2000

                                TABLE OF CONTENTS

                                                                                                               Page
RECITALS                                                                                                          1
ARTICLE 1             DEFINITION OF TERMS                                                                         1
         1.1          Definitions                                                                                 1
         1.2          References                                                                                  8
         1.3          Accounting Terms                                                                            8
ARTICLE 2             THE RLC                                                                                     9
         2.1          Commitment                                                                                  9
         2.2          Revolving Line of Credit                                                                    9
         2.3          RLC Payments                                                                                9
         2.4          Excess Balance Payment                                                                     11
         2.5          Conditions                                                                                 11
         2.6          Other RLC Advances by Lender                                                               11
         2.7          Assignment                                                                                 11
         2.8          Fees                                                                                       12
ARTICLE 3             PAYMENTS, FEES AND EURODOLLAR PROVISIONS                                                   12
         3.1          Payments                                                                                   12
         3.2          [Intentionally Deleted.]                                                                   12
         3.3          Maintenance of Accounts                                                                    13
         3.4          Special Provisions for LIBOR Rate Advances                                                 13
         3.5          Prepayments                                                                                14
ARTICLE 4             SECURITY                                                                                   15
         4.1          Security                                                                                   15
         4.2          Security Documents                                                                         16
ARTICLE 5             CONDITIONS PRECEDENT                                                                       16
         5.1          Initial or Any Subsequent Advance                                                          16
         5.2          No Event of Default                                                                        17
         5.3          No Material Adverse Effect                                                                 18
         5.4          Representations and Warranties                                                             18
ARTICLE 6             REPRESENTATIONS AND WARRANTIES                                                             18
         6.1          Recitals                                                                                   18
         6.2          Organization and Good Standing                                                             18
         6.3          Authorization and Power                                                                    18
         6.4          Security Documents                                                                         18
         6.5          No Conflicts or Consents                                                                   18
         6.6          No Litigation                                                                              19
         6.7          Financial Condition                                                                        19
         6.8          Taxes                                                                                      19
         6.9          [Intentionally Deleted.]                                                                   19
         6.10         Advances                                                                                   19
         6.11         Enforceable Obligations                                                                    20
         6.12         No Default                                                                                 20
         6.13         Significant Debt Agreements                                                                20
         6.14         ERISA                                                                                      20

         6.15         Compliance with Law                                                                        20
         6.16         Solvent                                                                                    20
         6.17         Investment Company Act                                                                     20
         6.18         Title                                                                                      20
         6.19         [Intentionally Deleted.]                                                                   20
         6.20         Environmental Matters                                                                      21
         6.21         Licenses, Tradenames                                                                       21
         6.22         Senior Indebtedness                                                                        21
ARTICLE 7             AFFIRMATIVE COVENANTS                                                                      21
         7.1          Financial Statements, Reports and Documents                                                21
         7.2          Maintenance of Existence and Rights; Conduct of Business; Management                       22
         7.3          Operations and Properties                                                                  23
         7.4          Authorizations and Approvals                                                               23
         7.5          Compliance with Law                                                                        23
         7.6          Payment of Taxes and Other Indebtedness                                                    23
         7.7          Compliance with Significant Debt Agreements and Other Agreements                           23
         7.8          Compliance with Credit Documents                                                           23
         7.9          Notice of Default                                                                          23
         7.10         Other Notices                                                                              23
         7.11         Books and Records; Access; Audits                                                          24
         7.12         ERISA Compliance                                                                           24
         7.13         Further Assurances                                                                         24
         7.14         Insurance                                                                                  24
         7.15         Deposit Accounts                                                                           25
         7.16         Invested Capital                                                                           25
         7.17         Indebtedness                                                                               25
ARTICLE 8             NEGATIVE COVENANTS                                                                         25
         8.1          No Debt                                                                                    25
         8.2          Liens                                                                                      26
         8.3          Existence                                                                                  26
         8.4          Amendments to Organizational Documents                                                     26
         8.5          Margin Stock                                                                               26
         8.6          Distributions                                                                              26
         8.7          Payments                                                                                   26
         8.8          Transfer Collateral                                                                        26
         8.9          Merger; Sale of Assets                                                                     27
         8.10         Financial Covenants                                                                        27
         8.11         No Amendment to Subordinated Debt Credit Agreement                                         27
ARTICLE 9             EVENTS OF DEFAULT                                                                          27
         9.1          Events of Default                                                                          27
         9.2          Remedies Upon Event of Default                                                             30
         9.3          Performance by Lender                                                                      31
ARTICLE 10            MISCELLANEOUS                                                                              31
         10.1         Modification                                                                               31
         10.2         Waiver                                                                                     31
         10.3         Payment of Expenses                                                                        32

         10.4         Notices                                                                                    32
         10.5         Governing Law; Jurisdiction, Venue; Waiver of Jury Trial                                   33
         10.6         Reference Provision                                                                        33
         10.7         Invalid Provisions                                                                         34
         10.8         Binding Effect                                                                             35
         10.9         Entirety                                                                                   35
         10.10        Headings                                                                                   35
         10.11        Survival of Representations, Etc.                                                          35
         10.12        No Third Party Beneficiary                                                                 35
         10.13        Time                                                                                       35
         10.14        Schedules and Exhibits Incorporated                                                        35
         10.15        Counterparts                                                                               36

EXHIBIT "A"           Form of Advance Notice
EXHIBIT "B"           Form of Compliance Certificate
EXHIBIT "C"           Borrowing Base Certificate
EXHIBIT "D"           Subordination Agreement
EXHIBIT "E"           Waiver/Release of Lien Rights

                                CREDIT AGREEMENT


         BY THIS CREDIT AGREEMENT (together with any amendments or modifications, the "Credit Agreement"), entered into as of this 27th day of April, 2000 by and between INTERACT COMMERCE CORPORATION, a Delaware corporation (the "Borrower"), and IMPERIAL BANK, a California banking corporation (the "Lender"), in consideration of the mutual promises herein contained and for other valuable consideration, the parties hereto do hereby agree as follows:

                                    RECITALS

         A. Borrower has applied to Lender for a revolving line of credit facility (the "RLC") in the principal amount of FOUR MILLION AND NO/100 DOLLARS ($4,000,000.00) for the purpose of funding Borrower's general corporate needs.

         B. As a condition for extending such financial accommodations, Lender has required that Borrower enter into this Credit Agreement, establishing the terms and conditions thereof.

                                    ARTICLE 1

                               DEFINITION OF TERMS

         1.1 Definitions. For the purposes of this Credit Agreement, unless the context otherwise requires, the following terms shall have the respective meanings assigned to them in this Article 1 or in the Section hereof referred to below:

                  "ACT! Acquisition" means Borrower's acquisition of the ACT! product line and certain related business from Symantec pursuant to that License Agreement dated as of December 6, 1999, between Borrower and Symantec.

                  "Advance" means an RLC Advance.

                  "Affiliate" of any Person means any Person which, directly or indirectly, controls or is controlled by such Person. For the purposes of this definition, "control" (including, with correlative meanings, the term "controlled by"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

                  "Authorized Officer" means one or more officers of Borrower duly authorized (and so certified to Lender by the corporate secretary of Borrower pursuant to a certificate of authority and incumbency from time to time satisfactory to Lender in the exercise of Lender's reasonable discretion), acting alone, to request Advances under the provisions of this Credit Agreement and execute and deliver documents, instruments, agreements, reports, statements and certificates in connection herewith.

                  "Banking Day" means a day of the year on which banks are not required or authorized to close in Inglewood, California and Phoenix, Arizona.

                  "B of A" means BA Technology I, LLC, a Delaware limited liability company.

                  "Borrower":  See the Preamble hereto.

                  "Borrowing Base" means $4,000,000.00; provided, however, that in the event Borrower's Liquidity is an amount less than $10,000,000.00, Borrowing Base shall mean the lesser of (i) $4,000,000.00, or (ii) the Eligible Cash Balance.

                  "Borrowing Base Certificate" means a certificate substantially in the form attached hereto as Exhibit "C".

                  "Change in Control" means the occurrence or existence of the following events or conditions without the prior written consent of Lender, if different than the state of affairs as of the Closing Date:

                  (a) the acquisition by any Person or two or more Persons acting in concert of Control of the Borrower.

                  "Closing Date" means the date of delivery of this Credit Agreement.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Collateral" means all property subject to the Security Documents.

                  "Control" when used with respect to any Person means the power, directly or indirectly, to direct the management policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Controlled Group" means, severally and collectively, the members of the group controlling, controlled by and/or in common control of Borrower, within the meaning of Section 4001(b) of ERISA.

                  "Credit Agreement":  See the Preamble hereto.

                  "Credit Documents" means this Credit Agreement, the Note (including any renewals, extensions and refundings thereof), the Security Documents and any written agreements, certificates or documents (and with respect to this Credit Agreement and such other written agreements and documents, any amendments or supplements thereto or modifications thereof) executed or delivered pursuant to the terms of this Credit Agreement.

                  "Default Rate" means at any time five percent (5%) per annum over the then applicable interest rate.

                  "Dollars" and the sign "$" mean lawful currency of the United States of America.

                  "Eligible Cash Balance" means an amount equal to fifty-three percent (53.0%) of Borrower's Liquidity less $2,500,000.00, measured on a monthly basis.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, together with all final and permanent regulations issued pursuant thereto. References herein to sections and subsections of ERISA are deemed to refer to any successor or substitute provisions therefor.

                  "Event of Default":  See Section 9.1.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Financial Covenants" means the financial covenants specified in Section 8.10 hereof.

                  "GAAP" means those generally accepted accounting principles and practices which are recognized as such by the American Institute of Certified Public Accountants acting through its Accounting Principles Board or by the Financial Accounting Standards Board or through other appropriate boards or committees thereof and which are consistently applied for all periods after the date hereof so as to properly reflect the financial condition, and the results of operations and changes in the financial position, of Borrower, including without limitation accounting rules promulgated pursuant to Regulations SX and SK, except that any accounting principle or practice required to be changed by the said Accounting Principles Board or Financial Accounting Standards Board (or other appropriate board or committee of the said Boards) in order to continue as a generally accepted accounting principle or practice may be so changed.

                  "GE" means GE Capital Equity Investments, Inc., a Delaware corporation.

                  "Governmental Authority" means any government (or any political subdivision or jurisdiction thereof), court, bureau, agency or other governmental authority having jurisdiction over Borrower or any of its business, operations or properties.

                  "Indebtedness" of a Person means each of the following (without duplication): (a) obligations of that Person to any other Person for payment of borrowed money, (b) capital lease obligations, (c) notes and drafts drawn or accepted by that Person payable to any other Person, whether or not representing obligations for borrowed money (but without duplication of indebtedness for borrowed money), (d) any obligation for the purchase price of property the payment of which is deferred for more than one year or evidenced by a note or equivalent instrument, (e) guarantees of Indebtedness of third parties, and (f) a recourse or nonrecourse payment obligation of any other Person that is secured by a Lien on any property of the first Person, whether or not assumed by the first Person, up to the fair market value (from time to time) of such property (absent manifest evidence to the contrary, the fair market value of such property shall be the amount determined under GAAP for financial reporting purposes).

                  "Invested Capital Condition" means that, in the event Borrower's Liquidity is an amount less than $15,000,000.00 at the end of each quarter or other measurement period provided for herein, Borrower shall provide evidence reasonably satisfactory to Lender on or before the end of the next quarter or within ninety (90) days after such other measurement period, whichever is later, that it has raised a minimum of $20,000,000.00 in invested capital in the form of subordinated debt and/or equity. If such investment is structured as subordinated debt, the terms and conditions relating to the subordination of such subordinated debt shall be reasonably acceptable to Lender, including the execution of a Subordination Agreement substantially in the form attached hereof as Exhibit "D".

                  "Lender":  See the Preamble hereto.

                  "LIBOR" means the London Interbank Offered Rate, determined as provided herein, for the applicable LIBOR Interest Period to be specified by the Borrower as provided herein. For each Advance under the LIBOR option, the LIBOR rate will remain in effect through the end of the LIBOR Interest Period. If prior to the due date for a LIBOR Rate Advance Borrower requests a continuation of said LIBOR Rate Advance, Borrower's request shall comply with the request procedure specified below and the LIBOR rate for the LIBOR Rate Advance shall be re-determined for the next LIBOR Interest Period as provided below. LIBOR shall mean with respect to any LIBOR Interest Period the rate equal to the arithmetic mean (rounded upwards, if necessary, to the nearest one-sixteenth (1/16th) of one percent (1%)) of:

                  (a) the offered rates per annum for deposits in U.S. Dollars for a period equal to such LIBOR Interest Period which appears at 11:00 a.m., London time, on the Reuters Screen LIBOR Page on the Banking Day that is two (2) Banking Days before the first day of such LIBOR Interest Period, in each case if at least four (4) such offered rates appear on such page, or

                  (b) if clause (a) is not available, (x) the offered rate per annum for deposits in U.S. Dollars for a period equal to such LIBOR Interest Period for a LIBOR Rate Advance hereunder which appears as of 11:00 a.m., London time on the Telerate Monitor on Telerate Screen 3750 on the Banking Day which is two (2) Banking Days before the first day of such LIBOR Interest Period; or (y) if clause (x) above is not available, the arithmetic mean (rounded upwards, if necessary, to the nearest one-sixteenth (1/16th) of one percent (1%)) of the interest rates per annum offered by at least three (3) prime banks selected by Lender at approximately 11:00 a.m., London time, on the Banking Day which is two (2) Banking Days before such date for deposits in U.S. Dollars to prime banks in the London interbank market, in each case for a period equal to such LIBOR Interest Period for a LIBOR Rate Advance hereunder in an amount equal to the amount to which the LIBOR applies. "Reuters Screen LIBOR Page" as used herein means the display designated as page LIBOR on the Reuters Monitor Money Rates Service or such other page as may replace the LIBOR page on that service for the purpose of displaying London interbank offered rates of major banks.

                  "LIBOR Based Rate" means the rate per annum equal to the sum of LIBOR and three hundred basis points (300 b.p.).

                  "LIBOR Interest Period" means, for each LIBOR Rate Advance, the period commencing on the date of such LIBOR Rate Advance and ending on the last day of the period selected by Borrower pursuant to the provisions herein and, thereafter, each subsequent period commencing on the last day of the immediately preceding LIBOR Interest Period and ending on the last day of the period selected by Borrower pursuant to the provisions herein. The duration of each LIBOR Interest Period shall be one, two, three or six months, as selected by Borrower (A), for a new Advance, in the request for a LIBOR Rate Advance or
(B), for an outstanding Advance, in the request for a LIBOR Rate Advance to continue bearing interest at the LIBOR Based Rate or (C), for an outstanding Variable Rate Advance, in the request to convert to a LIBOR Rate Advance; provided, however, that:

                           (i) LIBOR Interest Periods commencing on the same date shall be of the same duration;

                           (ii) Whenever the last day of any LIBOR Interest Period would otherwise occur on a day other than a Banking Day, the last day of such LIBOR Interest Period shall be extended to occur on the next succeeding Banking Day, provided that if such extension would cause the last day of such LIBOR Interest Period to occur in the next following calendar month, the last day of such LIBOR Interest Period shall occur on the next preceding Banking Day; and

                           (iii) No LIBOR Interest Period with respect to any Advance shall extend beyond the applicable Maturity Date.

                  "LIBOR Rate Advance" means an Advance designated by Borrower, that bears, or is requested to bear, interest at a LIBOR Based Rate.

                  "Lien" means any lien, mortgage, security interest, tax lien, pledge, encumbrance, conditional sale or title retention arrangement, or any other interest in property designed to secure the repayment of Indebtedness whether arising by agreement or under any statute or law, or otherwise.

                  "Liquidity" means available unrestricted cash or cash equivalents.

                  "Loan" or "Loans" means the RLC.

                  "Material Adverse Effect" means any circumstance or event which (i) has any material adverse effect upon the validity or enforceability of any Credit Document, (ii) materially impairs the ability of Borrower to fulfill its obligations under the Credit Documents, or (iii) causes an Event of Default or any event which, with notice or lapse of time or both, would become an Event of Default.

                  "Note" means that Revolving Promissory Note of even date herewith in the amount of the RLC, executed by Borrower and delivered pursuant to the terms of this Credit Agreement, together with any renewals, extensions, modifications or replacements thereof.

                  "Obligation" means all present and future indebtedness, obligations and liabilities of Borrower to Lender, and all renewals and extensions thereof, or any part thereof, arising pursuant to this Credit Agreement or represented by the Note, including without limitation the Loan and all interest accruing thereon, and attorneys' fees incurred in the enforcement or collection thereof, regardless of whether such indebtedness, obligations and liabilities are direct, indirect, fixed, contingent, joint, several or joint and several; together with all indebtedness, obligations and liabilities of Borrower evidenced or arising pursuant to any of the other Credit Documents, and all renewals and extensions thereof, or part thereof.

                  "Payment Date" with respect to a Loan means the tenth day of each month, commencing the tenth day of the first month after the first Advance applicable to such Loan shall have been made, provided that if any such day is not a Banking Day, then such Payment Date shall be the next successive Banking Day.

                  "PBGC" means the Pension Benefit Guaranty Corporation, and any successor to all or substantially all of the Pension Benefit Guaranty Corporation's functions under ERISA.

                  "Permitted Liens" means:

                  (a)      Liens in Lender's favor.

                  (b) Liens for taxes, assessments and governmental charges or levies imposed upon Borrower or upon such Borrower's income or profits or property, if the same are not yet due and payable or if the same are being contested in good faith and as to which adequate cash reserves have been provided to the reasonable satisfaction of Lender.

                  (c) Liens securing the royalty payments due Symantec as a result of Borrower's acquisition of ACT!

                  (d) Liens resulting from purchase money financing as to the personal property so financed and any sales proceeds.

                  (e) Liens resulting from the Master Lease dated June 7, 1996, between Borrower, as lessee, and Comdisco, Inc., as lessor, not to exceed $500,000.00.

                  (f) Liens resulting from lease purchase agreements in an aggregate amount less than $10,000,000.00.

                  (g) Liens created with the permission of Lender, which permission shall not be unreasonably withheld.

                  "Person" includes an individual, a corporation, a joint venture, a partnership, a trust, a limited liability Borrower, an unincorporated organization or a government or any agency or political subdivision thereof.

                  "Plan" means an employee defined benefit plan or other plan maintained by Borrower for employees of Borrower and covered by Title IV of ERISA, or subject to the minimum funding standards under Section 412 of the Code.

                  "Prime Rate" means the interest rate per annum publicly announced by Lender, or its successors, as its "prime rate" as in effect from time to time. Borrower acknowledges that the Prime Rate is not necessarily the best or lowest rate offered by Lender and Lender may lend to its customers at rates that are at, above or below its Prime Rate.

                  "Quarterly End Date" means each March 31, June 30, September 30 and December 31.

                  "Regulation U" means Regulation U promulgated by the Board of Governors of the Federal Reserve System, 12 C.F.R. Part 221, or any other regulation hereafter promulgated by said Board to replace the prior Regulation U and having substantially the same function.

                  "Regulatory Change" means any change effective after the date of this Agreement in United States federal, state, or foreign law, regulations, or rules or the adoption or making after such date of any interpretation, directive, or request applying to a class of banks including Lender, of or under any United States federal, state, or foreign law, regulation or rule (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

                  "Reportable Event" means any "reportable event" as described in Section 4043(b) of ERISA with respect to which the thirty (30) day notice requirement has not been waived by the PBGC.

                  "RLC" means that revolving line of credit made available by Lender to Borrower pursuant to Article 2 hereof.

                  "RLC Advance" means a disbursement of the proceeds of the RLC.

                  "RLC Commitment" means Four Million And No/100 Dollars ($4,000,000.00).

                  "RLC Fee": See Section 2.8 hereof.

                  "RLC Maturity Date" means April 26, 2001.

                  "Security Agreement":  See Section 4.1 hereof.

                  "Security Documents":  See Section 4.2 hereof.

                  "Significant Debt Agreement" means all documents, instruments and agreements executed by Borrower, evidencing, securing or ensuring any Indebtedness of Borrower or any guaranty in excess of $100,000.00 in outstanding principal (or principal equivalent) amount.

                  "Subordinated Debt" means Indebtedness of Borrower subordinated to the payment of the Obligation pursuant to written agreements acceptable to Lender.

                  "Subordination Agreement" means a Subordination Agreement substantially in form attached hereto as Exhibit "D".

                  "Subsidiary" means any corporation of which more than 50% of the outstanding shares of capital stock having general voting power under ordinary circumstances to elect a majority of the board of directors of such corporation, irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency, is at the time directly or indirectly owned by the Borrower, by the Borrower and one or more other Subsidiaries, or by one or more other Subsidiaries.

                  "Symantec" means Symantec Corporation, a Delaware corporation.

                  "Variable Rate" means the rate per annum equal to (i) the Prime Rate per annum as in effect from time to time, plus (ii) one-half of one percent (0.50%). The Variable Rate will change on each day that the "Prime Rate" changes.

                  "Variable Rate Advance" means an Advance designated by Borrower, that bears, or is requested to bear, interest at the Variable Rate.

         1.2 References. Capitalized terms shall be equally applicable to both the singular and the plural forms of the terms therein defined. References to "Credit Agreement," "this Agreement," "herein," "hereof," "hereunder," or other like words mean this Credit Agreement as amended, supplemented, restated or otherwise modified and in effect from time to time.

         1.3 Accounting Terms. Except as expressly provided to the contrary herein, all accounting terms shall be interpreted and all accounting determinations shall be made in accordance with GAAP, except as otherwise specifically provided for herein. To the extent any change in GAAP affects any computation or determination required to be made pursuant to this Credit Agreement, such computation or determination shall be made as if such change in GAAP had not occurred unless Borrower and Lender agree in writing on an adjustment to such computation or determination to account for such change in GAAP.

                                    ARTICLE 2

                                     THE RLC

         2.1 Commitment. Subject to the conditions herein set forth, Lender agrees to make the RLC available to or for the benefit of Borrower, and Borrower agrees to draw upon the RLC, in the manner and upon the terms and conditions herein expressed, amounts that shall not exceed the Borrowing Base.

         2.2      Revolving Line of Credit.

                  (a) Subject to the terms and conditions set forth in this Credit Agreement, the RLC shall be a revolving line of credit, against which RLC Advances may be made to Borrower, repaid by Borrower and new RLC Advances made to Borrower, as Borrower may request, provided that
         (i) no RLC Advance shall be made if an Event of Default shall be continuing, (ii) no RLC Advance shall be made that would cause the outstanding principal balance of the RLC to exceed the lesser of the RLC Commitment or the Borrowing Base, and (iii) no RLC Advance shall be made on or after the RLC Maturity Date.

                  (b)      The RLC shall be evidenced by the Note.

         2.3 RLC Payments. The RLC shall bear interest and be payable to Lender upon the following terms and conditions:

                  (a)      Interest shall accrue:

                           (i) On the unpaid principal of an RLC Advance at the Variable Rate except to the extent that an RLC Advance bears interest at the LIBOR Based Rate.

                           (ii) On the unpaid principal of an RLC Advance at the LIBOR Based Rate to the extent Borrower shall elect and to the extent not otherwise provided herein.

                  (b) All interest shall be computed on the basis of a 360-day year and accrue on a daily basis for the actual number of days elapsed. All accrued and unpaid interest through the end of the preceding month shall be due and payable on each Payment Date.

                  (c) The entire unpaid principal balance, all accrued and unpaid interest, and all other amounts payable under the Note shall be due and payable in full on the RLC Maturity Date.

                  (d) Each request for an RLC Advance shall be substantially in the form attached hereto as Exhibit "A" from an Authorized Officer and shall, in addition to complying with the other requirements in this Agreement,
         (i) specify the date and amount of the requested RLC Advance, (ii) specify whether the RLC Advance shall be an RLC Advance that bears interest at the Variable Rate or shall be an RLC Advance that bears interest at the LIBOR Based Rate, (iii) if the RLC Advance is to bear interest at the LIBOR Based Rate, be in a minimum amount of $250,000.00 with integral multiples of $50,000.00 in excess thereof, and (iv) if the RLC Advance is to bear interest at the LIBOR Based Rate, (A) specify the LIBOR Interest Period, and (B) be delivered to Lender before 9:00 a.m. (Phoenix, Arizona local time) at least three (3) Banking Days prior to the date of the requested RLC Advance. Any request for an RLC Advance not complying with the foregoing requirements for an RLC Advance bearing interest at the LIBOR Based Rate shall bear interest at the Variable Rate; provided that in the event such non-compliance is due to Borrower's failure to specify the required information, Lender agrees to notify Borrower of such failure and to provide Borrower the opportunity to provide such information prior to directing that the RLC Advance bear interest at the Variable Rate.

                  (e) If Borrower desires that a LIBOR Rate Advance continue to bear interest at the LIBOR Based Rate after the end of an existing LIBOR Interest Period, Borrower shall deliver to Lender not later than 9:00 a.m. (Phoenix, Arizona local time) at least three (3) Banking Days prior to the end of the existing LIBOR Interest Period; a notice making such election and specifying the new LIBOR Interest Period. If Borrower does not deliver such notice within such time, then after the existing LIBOR Interest Period the LIBOR Rate Advance shall become a Variable Rate Advance and shall bear interest at the Variable Rate.

                  (f) Borrower may upon written notice to and received by Lender not later than 9:00 a.m. (Phoenix, Arizona local time) (i) on the third Banking Day, in the case of any conversion of a Variable Rate Advance into a LIBOR Rate Advance and (ii) on the first Banking Day in the case of any conversion of a LIBOR Rate Advance into a Variable Rate Advance, prior to the date of the proposed conversion, convert any RLC Advance of one type into an RLC Advance of the other type; provided, however, that any conversion of a LIBOR Rate Advance (A) shall only be made on the last day of the applicable LIBOR Interest Period except as otherwise provided herein, and (B) shall be made only as to an RLC Advance in a minimum amount of $250,000.00 with integral multiples of $50,000.00 in excess thereof. Each such notice of a conversion shall specify the date of such conversion and the RLC Advance(s) to be converted.

                  (g) Each request for an RLC Advance as well as each election by the Borrower that an LIBOR Rate Advance continue to bear interest at the LIBOR Based Rate after the end of an existing LIBOR Interest Period and each conversion request shall be irrevocable and binding on Borrower once the request is received by Lender. Borrower shall indemnify Lender against any cost, loss or expense incurred by Lender as a result of Borrower's failure to fulfill, on or before the date specified for an RLC Advance in any request for an RLC Advance, the conditions to such RLC Advance set forth herein, including any cost, loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by Lender to fund such RLC Advance when such RLC Advance, as a result of such failure, is not made on the date so specified.

                  (h)      [Intentionally Deleted.]

                  (i) If any payment of interest and/or principal is not received by Lender within ten (10) days of when such payment is due, then in addition to the remedies conferred upon Lender under the Loan Documents, a late charge of five percent (5%) of the amount of the installment due and unpaid will be added to the delinquent amount to compensate Lender for the expense of handling the delinquency, regardless of any notice and cure period.

                  (j) Upon the occurrence of an Event of Default and after maturity, including maturity upon acceleration, the unpaid principal balance, all accrued and unpaid interest and all other amounts payable hereunder shall bear interest at the Default Rate.

         2.4 Excess Balance Payment. There shall be due and payable from Borrower to Lender, and Borrower shall repay to Lender, within five (5) days of written demand from Lender, from time to time, any amount by which the outstanding principal balance of the RLC exceeds the Borrowing Base.

         2.5 Conditions. Lender shall have no obligation to make any RLC Advance unless and until all of the conditions and requirements of this Credit Agreement are fully satisfied. However, Lender in its sole and absolute discretion may elect to make one or more RLC Advances prior to full satisfaction of one or more such conditions and/or requirements. Notwithstanding that such an RLC Advance or RLC Advances are made, such unsatisfied conditions and/or requirements shall not be waived or released thereby. Borrower shall be and continue to be obligated to fully satisfy such conditions and requirements, and Lender, at any time, in Lender's sole and absolute discretion, may stop making RLC Advances until all conditions and requirements are fully satisfied.

         2.6      Other RLC Advances by Lender. Lender, after giving fifteen
(15) days prior written notice to Borrower to allow for corrective action, from time to time, may make RLC Advances in any amount in payment of (i) insurance premiums, taxes, assessments, liens or encumbrances existing against property encumbered by the Security Documents, (ii) interest accrued and payable upon the RLC, (iii) any charges and expenses that are the obligation of Borrower under this Credit Agreement or any Security Document, and (iv) any charges or matters necessary to preserve the property encumbered by the Security Documents or to cure any still existing Event of Default.

         2.7 Assignment. Borrower shall have no right to the proceeds of the Loan other than to have the same disbursed by Lender in accordance with the disbursement provisions contained in this Credit Agreement. Any assignment or transfer, voluntary or involuntary, of this Credit

Agreement or any right hereunder shall not be binding upon or in any way affect Lender without its written consent.

         2.8 Fees. In connection with the Loan, Borrower agrees to pay to Lender on the Closing Date a non-refundable fee in the amount of $17,500.00 (the "RLC Fee").

                                    ARTICLE 3

                    PAYMENTS, FEES AND EURODOLLAR PROVISIONS

         3.1      Payments.

                  (a) All payments and prepayments by the Borrower of principal of and interest on the Note and all fees, expenses and any other Obligation payable to Lender in connection with the Loan shall be nonrefundable and made in Dollars or immediately available funds to Lender not later than 2:00 p.m., (Phoenix, Arizona local time) on the dates called for under this Agreement, at the office of Lender in Inglewood, California. Funds received after such hour shall be deemed to have been received by Lender on the next Banking Day.

                  (b) Unless otherwise required by applicable law, payments will be applied first to accrued, unpaid interest, then to principal, and any remaining amount to any unpaid collection costs, late charges and other charges; provided, however, upon delinquency or other default, Lender reserve the right to apply payments among principal, interest, late charges, collection costs and other charges at its discretion.

                  (c)      [Intentionally Deleted.]

                  (d) Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Banking Day, such payment shall be made on the next succeeding Banking Day, and such extension of time shall in such case be included in the computation of interest, commission or fee, as the case may be.

                  (e) Borrower authorizes Lender to collect all interest, fees, costs, and/or expenses due under this Agreement by charging Borrower's demand deposit account maintained by Borrower with Lender as designated on the Automatic Debit Authorization of even date herewith executed by Borrower, for the full amount thereof. Should there be insufficient funds in any such demand deposit account to pay all such sums when due, the full amount of such deficiency shall be immediately due and payable by Borrower.

         3.2      [Intentionally Deleted.]

         3.3 Maintenance of Accounts. Lender shall maintain, in accordance with its usual practice, an account or accounts evidencing the indebtedness of the Borrower and the amounts payable and paid from time to time hereunder. In any legal action or proceeding in respect of this Agreement, the entries made in the ordinary course of business in such account or accounts shall be evidence of the existence and amounts of the obligations of the Borrower therein recorded. The failure to record any such amount shall not, however, limit or otherwise affect the obligations of the Borrower hereunder to repay all amounts owed hereunder, together with all interest accrued thereon as provided in the Note.

         3.4      Special Provisions for LIBOR Rate Advances.

                  (a) Funding: Notwithstanding any provision of the Credit Documents to the contrary, Lender shall be entitled to fund and maintain its funding of all or any part of any Advance in any manner it sees fit; provided, however, that for the purposes of the Note, all determinations thereunder shall be made as if Lender had actually funded and maintained each Advance bearing interest at the LIBOR Based Rate during the LIBOR Interest Period therefor through the purchase of deposits having a maturity corresponding to the last day of the LIBOR Interest Period and bearing an interest rate equal to the LIBOR Based Rate for such LIBOR Interest Period.

                  (b) Inadequacy of Eurodollar Pricing: If, due to any Regulatory Change, there shall be any increase in the cost to Lender of agreeing to make or making, funding, or maintaining Advances bearing interest at the LIBOR Based Rate (including, without limitation, any increase in any applicable reserve requirement), then the Borrower shall from time to time, upon written demand by Lender, pay to Lender such amounts as Lender may reasonably determine to be necessary to compensate Lender for any additional costs that Lender reasonably determines are attributable to such Regulatory Change. Lender will notify the Borrower in writing of any Regulatory Change that will entitle Lender to compensation, detailing such compensation, pursuant to this paragraph as promptly as practicable, but in any event within ninety (90) days after Lender obtains knowledge thereof; provided, however, that if Lender fails to give such notice within ninety (90) days after it obtains knowledge of such a Regulatory Change, Lender shall, with respect to compensation payable in respect of any costs resulting from such Regulatory Change, only be entitled to payment for costs incurred from and after the date that Lender does give such notice. Lender will furnish to the Borrower a certificate setting forth in reasonable detail the basis for the amount of each request by Lender for compensation under this paragraph. Determinations by Lender of the amounts required to compensate Lender shall be conclusive, absent manifest error. Lender shall be entitled to compensation in connection with any Regulatory Change only for costs actually incurred by Lender.

                  (c) Illegality: Notwithstanding any provision of the Credit Documents, if Lender shall notify the Borrower that as a result of a Regulatory Change it is unlawful for Lender to make Advances at the LIBOR Based Rate, or to fund or maintain Advances bearing interest at the LIBOR Based Rate, (i) the obligations of Lender to make Advances at the LIBOR Based Rate and to convert Variable Rate Advances to the LIBOR Based Rate shall be suspended until Lender shall notify the Borrower that the circumstances causing such suspension no longer exist, and (ii) in the event such Regulatory Change makes the maintenance of Advances at the LIBOR Based Rate unlawful, the Borrower shall forthwith prepay in full all Advances bearing interest at the LIBOR Based Rate then outstanding, together with interest accrued thereon and all amounts in connection with such prepayment specified herein, unless the Borrower, within five (5) Banking Days of written notice from Lender, converts all Advances bearing interest at the LIBOR Based Rate then outstanding into Advances bearing interest at the Variable Rate pursuant to the conversion procedures herein and pays all amounts in connection with such prepayments or conversions specified herein.

                  (d) Market Disruption: Notwithstanding any other provision of the Credit Documents, if prior to the commencement of any LIBOR Interest Period, Lender shall determine (i) that United States dollar deposits in the amount of any Advance bearing interest at the LIBOR Based Rate to be outstanding during such LIBOR Interest Period are not readily available to Lender in the London interbank market, or
         (ii) by reason of circumstances affecting the London interbank market, adequate and reasonable means do not exist for ascertaining the LIBOR Based Rate for such LIBOR Interest Period in the manner prescribed in the definition of "LIBOR Based Rate," then Lender shall promptly give written notice thereof to the Borrower and the obligation of Lender to create, continue, or effect by conversion any Advance bearing interest at the LIBOR Based Rate in such amount and for such LIBOR Interest Period shall terminate until United States dollar deposits in such amount and for the LIBOR Interest Period shall again be readily available in the London interbank market and adequate and reasonable means exist for ascertaining the LIBOR Based Rate.

         3.5      Prepayments.

                  (a) Borrower may, upon at least two (2) Banking Days' notice in the case of LIBOR Rate Advances and one (1) Banking Day's notice in the case of Variable Rate Advances to Lender stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given Borrower shall, prepay the outstanding principal balance of the Loans in whole or in part at any time prior to the Maturity Date as stated in such notice by Borrower, subject to payment of all amounts specified hereinbelow with respect to any LIBOR Rate Advance.

                  (b) If for any reason (including voluntary prepayment, voluntary conversion of a LIBOR Rate Advance into a Variable Rate Advance, or prepayment due to acceleration, but excluding any mandatory prepayment or mandatory conversion such as pursuant to Section 3.4(c)), Lender receives all or part of the principal amount of a LIBOR Rate Advance prior to the last Banking Day of the LIBOR Interest Period for such Advance, the Borrower shall immediately on demand by Lender, pay the "LIBOR Breakage Fees," defined as the amount (if any) by which (i) the additional interest which would have been payable on the amount so received had it not been received until the last day of such LIBOR Interest Period exceeds (ii) the interest which would have been recoverable by Lender (without regard to whether Lender actually so invest said funds) by placing the amount so received on deposit in the certificate of deposit markets or the offshore currency interbank markets or United States Treasury investment products, as the case may be for a period starting on the date on which it was so received and ending on the last day of such LIBOR Interest Period at the interest rate determined by Lender in its reasonable discretion. Lender's determination as to such amount shall be conclusive and final, absent manifest error.

                  (c) The Borrower shall pay to Lender, upon demand, such other amount or amounts as shall be sufficient to compensate it for any loss, costs or expense ("LIBOR Prepayment Charges") actually incurred by it as a result of any prepayment by the Borrower (including voluntary prepayment, voluntary conversion of a LIBOR Rate Advance into a Variable Rate Advance, or prepayment due to acceleration, but excluding any mandatory prepayment or mandatory conversion such as pursuant to Section 3.4(c)) of all or part of the principal amount of a LIBOR Rate Advance prior to the last Banking Day of the LIBOR Interest Period for such Advance (including without limitation, any failure by the Borrower to borrow a LIBOR Rate Advance on the loan date for such borrowing specified in the relevant notice of borrowing hereunder). Such LIBOR Prepayment Charges shall include, without limitation, any interest or fees payable by Lender to lenders of funds obtained by them in order to make or maintain their loans based on the London interbank Eurodollar market. Lender's determination as to such LIBOR Prepayment Charges shall be conclusive and final, absent manifest error.

                  (d) Lender agrees that it shall make a best effort to minimize any such LIBOR Breakage Fees or any such LIBOR Prepayment Charges.

                                    ARTICLE 4

                                    SECURITY

         4.1 Security. So long as any Loan is outstanding, Borrower shall cause such Loan and Borrower's obligations under this Credit Agreement to be secured at all times by a valid and effective security agreement (the "Security Agreement"), duly executed and delivered by or on behalf of Borrower, granting Lender a valid and enforceable security interest in all of its personal property as described therein, subject to no prior Liens except for Permitted Liens. Upon repayment and performance in full by Borrower of the Note and the Credit Documents, the security interest of Lender shall terminate and all rights in the Collateral shall revert to Borrower. Upon repayment and performance by Borrower, Lender shall execute and deliver to Borrower such documents as Borrower shall reasonably request to evidence the termination of Lender's security interest in the Collateral.

         4.2      Security Documents. All of the documents required by this
Article 4 shall be in form satisfactory to Lender and Lender's counsel, and, together with any financing statements for filing and/or recording, and any other items required by Lender to fully perfect and effectuate the liens and security interests of Lender contemplated by the Security Agreement, and this Credit Agreement, may heretofore or hereinafter be referred to as the "Security Documents."

                                    ARTICLE 5

                              CONDITIONS PRECEDENT

         The obligation of Lender to make the any Loan and to make each and any Advance hereunder is subject to the full prior satisfaction at each such time of each of the following conditions precedent:

         5.1 Initial or Any Subsequent Advance. Prior to its making the initial Advance or any subsequent Advance, Lender shall have received the following each in form and substance satisfactory to Lender:

                  (a) This Credit Agreement. This Credit Agreement, duly executed and delivered to Lender by Borrower.

                  (b) The Note. The Note, duly executed, drawn to the order of Lender and otherwise as provided in Article 2 hereof.

                  (c) Organizational Documents. A copy of the current Certificate of Incorporation (or other charter documents, however named) of Borrower, including all amendments thereto, certified as current and complete by the appropriate authority of the state of said corporation's incorporation, together with evidence of said corporation's good standing in said corporation's state of incorporation and in every other state in which it is doing business or the conduct of said corporation's business requires such standing for the enforcement of material contracts.

                  (d) Secretary Certificate. A certificate of the corporate secretary of Borrower, signed by the duly appointed secretary thereof and issued as of the Closing Date, certifying that (i) attached thereto is a true and complete copy of the corporate by-laws of Borrower in effect on the date of passage of the corporate resolutions described immediately below and at all subsequent times to and including the date of the certificate, (ii) attached thereto is a true and complete copy of the resolutions adopted by the Board of Directors of Borrower authorizing the Loan, the execution, delivery, and performance of this Credit Agreement, the Note, the Credit Documents, and all advances of credit hereunder, and that such resolutions have not been modified, rescinded, or amended and are in full force and effect, (iii) no change has been made to Borrower's charter documents other than as reflected in the certified copies submitted in connection with the delivery of this Credit Agreement or as approved in writing by Lender, and (iv) set forth therein and appropriately identified are the names, current official titles, and signatures of the officers of Borrower authorized to sign this Credit Agreement and other documents to be delivered hereunder and/or to act as Authorized Officers hereunder.

                  (e) Security Agreement. The Security Agreement, duly executed and delivered to Lender by Borrower.

                  (f) Lender's Fees and Costs. Payment of the RLC Fee plus Lender's other fees and costs as provided herein (including, without limitation reasonable attorneys' fees and costs pursuant to Section
         10.3 and the costs associated with the annual audit conducted pursuant to Section 7.11 herein).

                  (g) Compliance Certificate. A Compliance Certificate substantially in the form of Exhibit "B" attached hereto, indicating that Borrower is in compliance with the Financial Covenants as of March 31, 2000.

                  (h) Financing Statements. Financing statements, duly executed and delivered to Lender by Borrower.

                  (i) Subordination Agreements. A subordination agreement acceptable to Lender, duly executed by BofA and GE.

                  (j) Landlord Waiver. A Lien waiver substantially in the form of Exhibit "E" attached hereto, executed by the landlord of the leased premises where Borrower's principal place of business is located.

                  (k) Borrower's Financial Statements. Borrower's 1999 fiscal year end financial statements audited by a certified public accountant reasonably acceptable to Lender. For the purposes of this paragraph, Ernst & Young LLP shall be deemed acceptable.

                  (l) Additional Information. Such other information and documents as may reasonably be required by Lender or Lender's counsel.

         5.2 No Event of Default. No Event of Default known to Borrower shall have occurred and be continuing, or result from Lender's making of any Loan.

         5.3 No Material Adverse Effect. Since the date of the most recent financial statements provided to Lender by Borrower, no change shall have occurred in the business or financial condition of Borrower that could have a Material Adverse Effect.

         5.4 Representations and Warranties. The representations and warranties contained in Article 6 hereof shall be true and correct in all material respects, with the same force and effect as though made on and as of the Closing Date (other than those of such representations which by their express terms speak to a date prior to that date, which representations shall, in all material respects, be true and correct as of such respective date).

                                    ARTICLE 6

                         REPRESENTATIONS AND WARRANTIES

         To induce Lender to make the Loans, Borrower represents and warrants to Lender that:

         6.1 Recitals. The recitals and statements of intent appearing in this Credit Agreement are true and correct.

         6.2 Organization and Good Standing. It is duly organized, validly existing and in good standing in all states and/or countries in which the nature of its business and property makes such qualifications necessary or appropriate. It has the legal power and authority to own its properties and assets and to transact the business in which it is engaged and is or will be qualified in those states and/or countries wherein the nature of its proposed business and property will make such qualifications necessary or appropriate in the future.

         6.3 Authorization and Power. It has the corporate power and requisite corporate authority to execute, deliver and perform this Credit Agreement, the Note and the other Credit Documents to be executed by it; it is duly authorized to, and has taken all action, corporate or otherwise, necessary to authorize it to, execute, deliver and perform this Credit Agreement, the Note and such other Credit Documents and is and will continue to be duly authorized to perform this Credit Agreement, the Note and such other Credit Documents.

         6.4 Security Documents. The liens, security interests and assignments created by the Security Documents will, when granted, be valid, effective and enforceable liens, security interests and assignments, except to the extent (if any) otherwise agreed in writing by Lender.

         6.5 No Conflicts or Consents. Neither the execution and delivery of this Credit Agreement, the Note or the other Credit Documents to which it is a party, nor the consummation of any of the transactions herein or therein contemplated, nor compliance with the terms and provisions hereof or with the terms and provisions thereof, (a) will materially contravene or conflict with:
(i) any provision of law, statute or regulation to which it is subject, (ii) any judgment, license, order or permit applicable to it, (iii) any indenture, credit agreement, mortgage, deed of trust, or other agreement or instrument to which it is a party or by which it may be bound, or to which it may be subject, or (b) will violate any provision of its organizational documents. No consent, approval, authorization or order of any court or Governmental Authority or other Person is required in connection with the execution and delivery by it of the Credit Documents or to consummate the transactions contemplated hereby or thereby, or if required, such consent, approval, authorization or order shall have been obtained.

         6.6 No Litigation. Except for those matters that have been previously disclosed to Lender in writing, there are no actions, suits or legal, equitable, arbitration or administrative proceedings pending, or to its actual knowledge overtly threatened, against Borrower that would, if adversely determined, have a Material Adverse Effect.

         6.7 Financial Condition. It has delivered to Lender copies of the Borrower's financial statements for the quarter ending March 31, 2000. Such financial statements, in all material respects, fairly and accurately present the financial position of Borrower as of such date, have been prepared in accordance with GAAP and neither contain any untrue statement of a material fact nor fail to state a material fact required in order to make such financial statements not misleading. Since the date thereof, Borrower has not discovered any obligations, liabilities or indebtedness (including contingent and indirect liabilities and obligations or unusual forward or long-term commitments) which in the aggregate are material and adverse to the financial position or business of Borrower that should have been but were not reflected in such financial statements. No changes having a Material Adverse Effect have occurred in the financial condition or business of Borrower since the date of such financial statements.

         6.8 Taxes. It has filed or caused to be filed all returns and reports which are required to be filed by any jurisdiction, and has paid or made provision for the payment of all taxes, assessments, fees or other governmental charges imposed upon its properties, income or franchises, as to which the failure to file or pay would have a Material Adverse Effect, except such assessments or taxes, if any, which are being contested in good faith by appropriate proceedings.

         6.9 [Intentionally Deleted.]

         6.10 Advances. Each request for an Advance or for the extension of any financial accommodation by Lender whatsoever shall constitute an affirmation that the representations and warranties contained herein are, true and correct as of the time of such request. All representations and warranties made herein shall survive the execution of this Credit Agreement, all advances of proceeds of the Loans and the execution and delivery of all other documents and instruments in connection with the Loans and/or this Credit Agreement, so long as Lender has any commitment to lend hereunder and until the Loans have been paid in full and all of Borrower's obligations under this Credit Agreement, the Note and all Security Documents have been fully discharged. Any investigation at any time made by or on behalf of Lender shall not diminish Lender's right to rely on the representations and warranties herein.

         6.11 Enforceable Obligations. This Credit Agreement, the Note and the other Credit Documents are the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as limited by bankruptcy, insolvency or other laws or equitable principles of general application relating to the enforcement of creditors' rights.

         6.12 No Default. No event or condition has occurred and is continuing that constitutes an Event of Default.

         6.13 Significant Debt Agreements. It is not in default in any material respect under any Significant Debt Agreement.

         6.14 ERISA. (a) No Reportable Event has occurred and is continuing with respect to any Plan; (b) PBGC has not instituted proceedings to terminate any Plan; (c) neither the Borrower, any member of the Controlled Group, nor any duly-appointed administrator of a Plan (i) has incurred any liability to PBGC with respect to any Plan other than for premiums not yet due or payable or (ii) has instituted or intends to institute proceedings to terminate any Plan under
Section 4041 or 4041A of ERISA; and (d) each Plan of Borrower has been maintained and funded in all material respects in accordance with its terms and in all material respects in accordance with all provisions of ERISA applicable thereto. Neither the Borrower nor any of its Subsidiaries participates in, or is required to make contributions to, any Multi-employer Plan (as that term is defined in Section 3(37) of ERISA).

         6.15 Compliance with Law. It is in substantial compliance with all laws, rules, regulations, orders, writs, injunctions and decrees that are applicable to it, or its properties, noncompliance with which would have a Material Adverse Effect.

         6.16 Solvent. It (both before and after giving effect to the Loans contemplated hereby) is solvent, has assets having a fair value in excess of the amount required to pay its probable liabilities on its existing debts as they become absolute and matured, and has, and will have, access to adequate capital for the conduct of its business and the ability to pay its debts from time to time incurred in connection therewith as such debts mature.

         6.17 Investment Company Act. It is not, and is not directly or indirectly controlled by, or acting on behalf of, any person which is, an "Investment Company" within the meaning of the Investment Company Act of 1940, as amended.

         6.18 Title. It has good and marketable title to the Collateral.

         6.19 [Intentionally Deleted.]

         6.20 Environmental Matters. Except as previously disclosed to Lender in writing, it, to the best of its knowledge after due investigation, is in compliance in all material respects with all applicable environmental, health and safety statutes and regulations and Borrower does not have any material contingent liability in connection with any improper treatment, disposal or release into the environment of any hazardous or toxic waste or substance.

         6.21 Licenses, Tradenames. It, as of the date hereof, owns or possesses the right to use all necessary trademarks, tradenames, copyrights, patents, patent rights, and licenses to conduct its business as now operated, without any known conflict with valid trademarks, tradenames, copyright patents and license rights of others.

         6.22 Senior Indebtedness. For purposes of that Senior Subordinated Note and Warrant Purchase Agreement dated as of December 31, 1999, among Borrower, B of A and GE (the

"Subordinated Debt Credit Agreement"), the Loan and the other obligations of Borrower under this Credit Agreement is designated as "Senior Indebtedness."

                                    ARTICLE 7

                              AFFIRMATIVE COVENANTS

         Until payment in full of the Loan and the complete performance of the Obligation, Borrower agrees that:

         7.1 Financial Statements, Reports and Documents. It shall deliver, or cause to be delivered, to Lender each of the following:

                  (a) Annual Statements of Borrower. As soon as available and in any event within ninety (90) days after the close of each fiscal year of Borrower, audited financial statements of Borrower, including its balance sheet as of the close of such fiscal year and statements of income of Borrower for such fiscal year, in each case setting forth in comparative form the figures for the preceding fiscal year, all in reasonable detail and accompanied by an unqualified opinion thereon of independent public accountants of recognized national standing selected by Borrower and acceptable to Lender, to the effect that such financial statements have been prepared in accordance with GAAP.

                  (b) Monthly Statements of Borrower. As soon as available, and in any event within thirty (30) days after the end of each month (except for that at the close of the fiscal year), monthly financial statements, including copies of the balance sheet of Borrower as of the end of such month, cash flow statement and statement of income of Borrower for that month and for the portion of the fiscal year ending with such month, in each case setting forth in comparative form the figures for the corresponding period of the preceding fiscal year, all in reasonable detail and fairly stated, certified by the chief financial officer of Borrower and prepared by Borrower in accordance with GAAP, subject to normal year-end adjustment (and the absence of footnotes and presentation items).

                  (c) Compliance Certificate of Borrower. Within thirty (30) days after the end of each month, a certificate signed by the chief financial officer of the Borrower, substantially in the form of Exhibit "B" attached hereto certifying that after a review of the activities of Borrower during such period, Borrower has observed, performed and fulfilled each and every obligation and covenant contained herein and no Event of Default exists under any of the same or, if any Event of Default shall have occurred, specifying the nature and status thereof, and stating that all financial statements of Borrower delivered to Lender during the respective period pursuant to Sections 7.1(a) and 7.1(b) hereof, to his/her knowledge, fairly present in all material respect the financial position of the Borrower and the results of its operations at the dates and for the periods indicated, and have been prepared in accordance with GAAP, together with a calculation of the Financial Covenants.

                  (d) Borrowing Base Certificate. Within fifteen (15) days after the end of each month, a Borrowing Base Certificate substantially in the form attached hereto as Exhibit "C" signed by the chief financial officer of Borrower. Borrower shall be required to provide a Borrowing Base Certificate only in the event Borrower's Liquidity is an amount less than $10,000,000.00

                  (e) Promptly after the sending or filing thereof with the Securities and Exchange Commission or any other regulatory agency, copies of any material filings, including, without limitation, copies of Borrower's Quarterly 10Q Reports and the Borrower's Annual 10K Report.

                  (f) Other Monthly Reports. Within fifteen (15) days after the end of each month, reports as to its accounts receivable and inventory as well as an aging report as to its accounts payable, except Lender in its sole discretion may not require any of these reports. Lender's waiver of this requirement for any particular month shall not constitute a waiver for any subsequent month.

                  (g) Other Information. Such other information concerning the business, properties or financial condition of Borrower as Lender shall reasonably request.

         7.2 Maintenance of Existence and Rights; Conduct of Business; Management. It will preserve and maintain its existence and all of its rights, privileges, licenses, permits, franchises and other rights necessary or desirable in the normal conduct of its business, conduct its business in an orderly and efficient manner consistent with good business practices and maintain professional management of its business.

         7.3 Operations and Properties. It will keep in good working order and condition, ordinary wear and tear excepted, all of its assets and properties which are necessary to the conduct of its business.

         7.4 Authorizations and Approvals. It will maintain, at its own expense, all such governmental licenses, authorizations, consents, permits and approvals as may be required to enable it to comply with its obligations hereunder and under the other Credit Documents and to operate its businesses as presently or hereafter duly conducted.

         7.5 Compliance with Law. It will comply with all applicable laws, rules, regulations, and all final, nonappealable orders of any Governmental Authority applicable to it or any of its property, business operations or transactions, including without limitation, any environmental laws applicable to it, a breach of which could result in a Material Adverse Effect.

         7.6 Payment of Taxes and Other Indebtedness. It will pay and discharge
(i) all income taxes and payroll taxes, (ii) all taxes, assessments, fees and other governmental charges imposed upon it or upon its income or profits, or upon any property belonging to it, before delinquent, which become due and payable, (iii) all lawful claims (including claims for labor, materials and supplies), which, if unpaid, might become a Lien upon any of its property and (iv) all of its Indebtedness as it becomes due and payable, except as prohibited hereunder; provided, however, that it shall not be required to pay any such tax, assessment, charge, levy, claims or Indebtedness if and so long as the amount, applicability or validity thereof shall currently be contested in good faith by appropriate actions and appropriate accruals and reserves therefor have been established in accordance with GAAP.

         7.7 Compliance with Significant Debt Agreements and Other Agreements. It will comply in all material respects with (i) all Significant Debt Agreements, and (ii) all agreements and contracts to which it is a party, a breach of which could result in a Material Adverse Effect.

         7.8 Compliance with Credit Documents. It will comply with any and all covenants and provisions of this Credit Agreement, the Note and all other Credit Documents.

         7.9 Notice of Default. It will furnish to Lender immediately upon becoming actually aware of the existence of any event or condition that constitutes an Event of Default, a written notice specifying the nature and period of existence thereof and the action which it is taking or proposes to take with respect thereto.

         7.10 Other Notices. It will promptly notify Lender of (a) any Material Adverse Effect, (b) any waiver, release or default under any Significant Debt Agreement, (c) any claim not covered by insurance against Borrower or any of Borrower's properties, and (d) the commencement of, and any material determination in, any litigation with any third party or any proceeding before any Governmental Authority affecting it, except litigation or proceedings which, if adversely determined, would not have a Material Adverse Effect.

         7.11 Books and Records; Access; Audits. Upon three (3) Banking Days notice from Lender, it will give any authorized representative of Lender access during normal business hours to, and permit such representative to examine, copy or make excerpts from, any and all books, records and documents in its possession of and relating to the Loan, and to inspect any of its properties. It will maintain complete and accurate books and records of its transactions in accordance with good accounting practices. In addition, it will give any authorized representative of Lender access during normal business hours to conduct an annual accounts receivable audit and the costs of such audit shall be for the account of Borrower and, provided no Event of Default exists, shall not exceed $2,500.00 annually.

         7.12 ERISA Compliance. With respect to its Plans, it shall (a) at all times comply with the minimum funding standards set forth in Section 302 of ERISA and Section 412 of the Code or shall have duly obtained a formal waiver of such compliance from the proper Governmental Authority; (b) at Lender's request, within thirty (30) days after the filing thereof, furnish to Lender copies of each annual report/return (Form 5500 Series), as well as all schedules and attachments required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA, in connection with each of its Plans for each year of the Plan; (c) notify Lender within a reasonable time of any fact, including, but not limited to, any Reportable

Event arising in connection with any of its Plans, which constitutes grounds for termination thereof by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Plan, together with a statement, if requested by Lender, as to the reason therefor and the action, if any, proposed to be taken with respect thereto; and (d) furnish to Lender within a reasonable time, upon Lender's request, such additional information concerning any of its Plans as may be reasonably requested.

         7.13 Further Assurances. It will make, execute or endorse, and acknowledge and deliver or file or cause the same to be done, all such notices, certifications and additional agreements, undertakings or other assurances, and take any and all such other action, as Lender may, from time to time, deem reasonably necessary or proper to fully evidence the Loan.

         7.14 Insurance. It shall maintain in full force and effect at all times all insurance coverages required under the terms of this Credit Agreement and/or the Security Documents to which it is a party. In addition, it shall maintain in full force and effect at all times:

                  (a) Policies of all risk coverage insurance covering all tangible personalty in which Lender has been granted or obtained a security interest to secure the Obligation, in coverage amounts not less than, from time to time, the fair market value thereof.

                  (b) Policies of insurance evidencing personal liability and property damage liability coverages in amounts not less than $1,000,000.00 (combined single limit for bodily injury and property damage), and an umbrella excess liability coverage in an amount not less than $2,000,000.00 shall be in effect with respect to Borrower.

                  (c) Policies of workers' compensation insurance in amounts and with coverages as legally required.

Without limitation of the foregoing, it shall at all times maintain insurance coverages in scope and amount not less than, and not less extensive than, the scope and amount of insurance coverages customary in the trades or businesses in which it is from time to time engaged. All of the aforesaid insurance coverages shall be issued by insurers reasonably acceptable to Lender.

         Copies of all policies of insurance evidencing such coverages in effect from time to time and showing Lender as an additional insured and loss payee shall be delivered to Lender within fifteen (15) days of the Closing Date and upon reasonable notice upon issuance of new policies thereafter. From time to time, promptly upon Lender's request, it shall provide evidence satisfactory to Lender (i) that required coverage in required amounts is in effect, and (ii) that Lender is shown as an additional insured and loss payee with respect to all such coverages, as Lender's interest may appear, by standard (non-attribution) loss payable endorsement, additional insured endorsement, insurer's certificate or other means acceptable to Lender in its reasonable discretion. At Lender's option, it shall deliver to Lender certified copies of all such policies of insurance in effect from time to time, to be retained by Lender so long as Lender shall have any commitment to lend hereunder and/or any portion of the Obligation shall be outstanding or unsatisfied. All such insurance policies shall provide for at least thirty (30) days prior written notice of the cancellation or modification thereof to Lender.

         7.15 Deposit Accounts. It shall maintain its principal depository accounts with Lender.

         7.16 Invested Capital. Borrower shall satisfy the Invested Capital Condition.

         7.17 Indebtedness. At least five (5) Banking Days prior to incurring any such Indebtedness, other than Indebtedness incurred in the ordinary course of business subject to a Permitted Lien, Borrower shall inform Lender in writing of any Indebtedness (i) with a Person that is not an Affiliate of Borrower, or
(ii) with a Person that is an Affiliate of Borrower unless such Indebtedness consists of Subordinated Debt.

                                    ARTICLE 8

                               NEGATIVE COVENANTS

         Until payment in full of the Loan and the performance of the Obligation, Borrower shall not, without receiving the prior express written consent of Lender:

         8.1 No Debt. Become or remain obligated either directly or as a guarantor or surety for any Indebtedness for borrowed money, or for any Indebtedness incurred in connection with the acquisition of any property, real or personal, tangible or intangible including, but not limited to, lease purchase agreements that exceed $10,000,000.00 in the aggregate, except:

                  (a) Indebtedness to the Lender.

                  (b) Indebtedness secured by liens permitted under Section 8.2 hereof.

         8.2 Liens. On and after the date hereof, Borrower will not create or suffer to exist Liens upon its property, real or personal, including without limitation its patents, copyrights and trademarks, except (i) Liens, if any, for the benefit of Lender, and (ii) Permitted Liens.

         8.3 Existence. Dissolve or liquidate, or merge or consolidate with or into any other entity (except for mergers with Borrower's Subsidiaries in which Borrower is the surviving entity), or turn over the management or operation of its property, assets or business to any other Person or make any substantial change in the character of its business.

         8.4 Amendments to Organizational Documents. Amend its organizational documents if the result thereof could result in the occurrence directly or indirectly of a Material Adverse Effect.

         8.5 Margin Stock. Use any proceeds of the Loans, or any proceeds of any other or future financial accommodation from Lender for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any "margin stock" as that term is defined in Regulation U or to reduce or retire any indebtedness undertaken for such purposes within the meaning of said

Regulation U, and will not use such proceeds in a manner that would involve Borrower in a violation of Regulation U or of any other Regulation of the Board of Governors of the Federal Reserve System, nor use such proceeds for any purpose not permitted by Section 7 of the Exchange Act, or any of the rules or regulations respecting the extensions of credit promulgated thereunder.

         8.6 Distributions. Declare or pay any dividends or make any distribution of any kind.

         8.7 Payments. Make any payment on its Subordinated Debt in any month unless it is in full compliance with all Financial Covenants prior to and after giving effect to such payment. Whenever Borrower incurs any debt with a Person that is an Affiliate of Borrower which has not previously executed a Subordination Agreement for the benefit of Lender, Borrower shall cause such Affiliate to execute and deliver to Lender a Subordination Agreement.

         8.8 Transfer Collateral. Assign, transfer or convey any of its right, title and interest in the Collateral, except in the ordinary course of business.

         8.9 Merger; Sale of Assets. (i) Sell, lease, transfer or dispose of substantially all of the Collateral to another entity; or (ii) consolidate with or merge into another entity, or permit any transfer of the ownership of the Collateral, permit any other entity to merge into it or consolidate with it, or permit any transfer of the ownership or power to control Borrower.

         8.10 Financial Covenants.

                  (a) Cash. Permit Borrower's Liquidity for any month to be an amount less than $2,500,000.00.

                  (b) Quick Ratio. Permit Borrower's Quick Ratio to be less than
         2.0 to 1 at the end of any month. As used herein, "Quick Ratio" means Borrower's Liquidity plus accounts receivable, divided by the sum of trade payables, accrued liabilities and the outstanding principal balance of the RLC. Borrower's deferred revenue accounts and royalty payments to Symantec shall not be included in calculating Borrower's Quick Ratio.

                  (c) Sales. Permit:

                           (i) Its quarterly sales for the quarterly period
                  ending March 31, 2000, to be an amount less than
                  $15,560,000.00

                           (ii) Its quarterly sales for the quarterly period
                  ending June 30, 2000, to be an amount less than $18,428,000.00

                           (iii) Its quarterly sales for the quarterly period
                  ending September 30, 2000, to be an amount less than $23,629,000.00.

                           (iv) Its quarterly sales for the quarterly period
                  ending December 31, 2000, to be an amount less than $27,614,000.00

         8.11 No Amendment to Subordinated Debt Credit Agreement. Amend the terms of Article XI of the Subordinated Debt Credit Agreement without the prior written consent of Lender.

                                    ARTICLE 9

                                EVENTS OF DEFAULT

         9.1 Events of Default. An "Event of Default" shall exist if any one or more of the following events (herein collectively called "Events of Default") shall occur and be continuing:

                  (a) Borrower shall fail to pay any principal of, or interest on, the Note when the same shall become due or payable and such failure continues for five (5) Banking Days after written notice thereof to Borrower.

                  (b) Any failure or neglect to perform or observe any of the covenants, conditions, provisions or agreements of Borrower contained herein, or in any of the other Credit Documents (other than a failure or neglect described in one or more of the other provisions of this
         Section 9.1) and such failure or neglect either cannot be remedied or, if it can be remedied, it continues unremedied for a period of thirty
         (30) days after written notice thereof to Borrower.

                  (c) Any warranty, representation or statement contained in this Credit Agreement or any of the other Credit Documents, or which is contained in any certificate or statement furnished or made to Lender pursuant hereto or in connection herewith or with the Loan, shall be or shall prove to have been false when made or furnished.

                  (d) The occurrence of any material "event of default" or "default" by Borrower under any Credit Document, or any agreement, now or hereafter existing, to which Lender or an Affiliate of Lender, and Borrower or an Affiliate of Borrower are a party.

                  (e) Borrower shall (i) fail to pay any Indebtedness of Borrower (other than the Note) due under any Significant Debt Agreement, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) or within any applicable grace period, (ii) fail to perform or observe any term, covenant, or condition on its part to be performed or observed under any agreement or instrument relating to such Indebtedness, within any applicable grace period when required to be performed or observed, if the effect of such failure to perform or observe is to accelerate the maturity of such Indebtedness, or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled prepayment), prior to the stated maturity thereof, or (iii) allow the occurrence of any material event of default with respect to such Indebtedness.

                  (f) Any one or more of the Credit Documents shall have been determined to be invalid or unenforceable against Borrower executing the same in accordance with the respective terms thereof, or shall in any way be terminated or become or be declared ineffective or inoperative, so as to deny Lender the substantial benefits contemplated by such Credit Document or Credit Documents.

                  (g) Borrower shall (i) apply for or consent to the appointment of a receiver, trustee, custodian, intervenor or liquidator of itself or of all or a substantial part of its assets, (ii) file a voluntary petition in bankruptcy or admit in writing that it is unable to pay its debts as they become due, (iii) make a general assignment for the benefit of creditors, (iv) file a petition or answer seeking reorganization of an arrangement with creditors or to take advantage of any bankruptcy or insolvency laws, (v) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization or insolvency proceeding, or (vi) take corporate action for the purpose of effecting any of the foregoing

                  (h) An involuntary petition or complaint shall be filed against Borrower, seeking bankruptcy or reorganization of Borrower, or the appointment of a receiver, custodian, trustee, intervenor or liquidator of Borrower, or all or substantially all of its assets, and such petition or complaint shall not have been dismissed within sixty
         (60) days of the filing thereof; or an order, order for relief, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition or complaint seeking reorganization of Borrower, appointing a receiver, custodian, trustee, intervenor or liquidator of Borrower, or all or substantially all of its assets, and such order, judgment or decree shall continue unstayed and in effect for a period of sixty (60) days.

                  (i) Any final judgment(s) (excluding those the enforcement of which is suspended pending appeal) for the payment of money in excess of the sum of $500,000.00 in the aggregate (other than any judgment covered by insurance where coverage has been acknowledged by the insurer) shall be rendered against Borrower, and such judgment or judgments shall not be satisfied, settled, bonded or discharged at least ten (10) days prior to the date on which any of its assets could be lawfully sold to satisfy such judgment.

                  (j) Either (i) proceedings shall have been instituted to terminate, or a notice of termination shall have been filed with respect to, any Plans (other than a Multi-Employer Pension Plan as that term is defined in Section 4001(a)(3) of ERISA) by Borrower, any member of the Controlled Group, PBGC or any representative of any thereof, or any such Plan shall be terminated, in each case under Section 4041 or 4042 of ERISA, and such termination shall give rise to a liability of the Borrower or the Controlled Group to the PBGC or the Plan under ERISA having an effect in excess of $250,000.00 or (ii) a Reportable Event, the occurrence of which would cause the imposition of a lien in excess of $250,000.00 under Section 4062 of ERISA, shall have occurred with respect to any Plan (other than a Multi-Employer Pension Plan as that term is defined in Section 4001(a)(3) of ERISA) and be continuing for a period of sixty (60) days.

                  (k) Any of the following events shall occur with respect to any Multi-Employer Pension Plan (as that term is defined in Section 4001(a)(3) of ERISA) to which Borrower contributes or contributed on behalf of its employees and Lender determines in good faith that the aggregate liability likely to be incurred by Borrower, as a result of any of the events specified in Subsections (i), (ii) and (iii) below, will have an effect in excess of $100,000.00; (i) Borrower incurs a withdrawal liability under Section 4201 of ERISA; (ii) any such plan is "in reorganization" as that term is defined in Section 4241 of ERISA; or (iii) any such Plan is terminated under Section 4041A of ERISA.

                  (l) [Intentionally Deleted.]

                  (m) The dissolution, liquidation, sale, transfer, lease or other disposal of all or substantially all of the assets or business of Borrower.

                  (n) Any failure to observe any of the Financial Covenants.

                  (o) A substantial change in the duties, responsibilities or authority of Patrick Sullivan.

                  (p) The occurrence of any adverse change in the financial condition of Borrower that Lender in its reasonable discretion deems material, or if Lender in good faith shall believe that the prospect of payment or performance of the Loans is impaired.

         9.2 Remedies Upon Event of Default. If an Event of Default shall have occurred and be continuing, then Lender may, at its sole option, exercise any one or more of the following rights and remedies, and any other remedies provided in any of the Credit Documents, as Lender in its sole discretion may deem necessary or appropriate, all of which remedies shall be deemed cumulative, and not alternative:

                           (i) Cease making Advances or extensions of financial
                  accommodations in any form to or for the benefit of Borrower,

                           (ii) Declare the principal of, and all interest then
                  accrued on, the Note and any other liabilities hereunder to be forthwith due and payable, whereupon the same shall become immediately due and payable without presentment, demand, protest, notice of default, notice of acceleration or of intention to accelerate or other notice of any kind all of which Borrower hereby expressly waives, anything contained herein or in the Note to the contrary notwithstanding,

                           (iii Reduce any claim to judgment, and/or

                           (iv Without notice of default or demand, pursue and
                  enforce any of Lender' rights and remedies under the Credit Documents, or otherwise provided under or pursuant to any applicable law or agreement; provided, however, that if any Event of Default specified in Sections 9.1(g) and 9.1(h) shall occur, the principal of, and all interest on, the Note and other liabilities hereunder shall thereupon become due and payable concurrently therewith, without any further action by Lender and without presentment, demand, protest, notice of default, notice of acceleration or of intention to accelerate or other notice of any kind, all of which Borrower hereby expressly waives.

         Upon the occurrence and during the continuance of any Event of Default, Lender is hereby authorized at any time and from time to time, with five (5) days written notice to Borrower, to setoff and apply any and all moneys, securities or other property of Borrower and the proceeds therefrom, now or hereafter held or received by or in transit to Lender or its agents, from or for the account of Borrower, whether for safe keeping, custody, pledge, transmission, collection or otherwise, and also upon any and all deposits (general or special) and credits of Borrower, and any and all claims of Borrower against Lender at any time existing. Lender agrees promptly to notify Borrower in writing prior to and after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of Lender under this Section 9.2 are in addition to other rights and remedies (including, without limitation, other rights of setoff) which Lender may have.

         9.3 Performance by Lender. Should Borrower fail to perform any covenant, duty or agreement with respect to the payment of taxes, obtaining licenses or permits, or any other requirement contained herein or in any of the Credit Documents within the period provided herein, if any, for correction of such failure, Lender may, with fifteen (15) days prior written notice, at its option, perform or attempt to perform such covenant, duty or agreement on behalf of Borrower. In such event, Borrower shall, at the request of Lender, promptly pay any amount expended by Lender in such performance or attempted performance to Lender at its office in Inglewood, California, together with interest thereon at the Default Rate, from the date of such expenditure until paid. Notwithstanding the foregoing, it is expressly understood that Lender does not assume any liability or responsibility for the performance of any duties of Borrower hereunder or under any of the Credit Documents or other control over the management and affairs of Borrower.

                                   ARTICLE 10

                                  MISCELLANEOUS

         10.1 Modification. All modifications, consents, amendments or waivers of any provision of any Credit Document, or consent to any departure by Borrower therefrom, shall be effective only if the same shall be in writing and accepted by Lender.

         10.2 Waiver. No failure to exercise, and no delay in exercising, on the part of Lender, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other further exercise thereof or the exercise of any other right. The rights of Lender hereunder and under the Credit Documents shall be in addition to all other rights provided by law. No modification or waiver of any provision of this Credit Agreement, the Note or any Credit Documents, nor consent to departure therefrom, shall be effective unless in writing and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.

         10.3 Payment of Expenses. Borrower shall pay all costs and expenses of Lender (including, without limitation, the attorneys' fees of Lender's legal counsel) incurred by Lender (subject, with respect to the following clause (i) only, to a limit of $7,500.00) in connection with (i) the documentation of the Loans, and (ii) the preservation and enforcement of Lender's rights under this Credit Agreement, the Note, and/or the other Credit Documents; provided, however, that notwithstanding the aforesaid, with respect to any legal action between the parties hereto that is pursued to judgment the prevailing party only shall be reimbursed by the other party for all costs and expenses (including, without limitation, reasonable attorneys' fees and costs) incurred in connection with the preservation and enforcement of its rights under this Credit Agreement, the Note and/or other Credit Documents. In addition, Borrower shall pay all costs and expenses of Lender in connection with the negotiation, preparation, execution and delivery of any and all amendments, modifications and supplements of or to this Credit Agreement, the Note or any other Credit Document. Borrower shall receive a written estimate of all legal fees and related legal costs and will have an opportunity to review all such estimates prior to its approval, which shall not be unreasonably withheld.

         10.4 Notices. Except for telephonic notices permitted herein, any notices or other communications required or permitted to be given by this Credit Agreement or any other documents and instruments referred to herein must be (i) given in writing and personally delivered or mailed by prepaid certified or registered mail or sent by overnight delivery service, or (ii) made by telefacsimile delivered or transmitted, to the party to whom such notice or communication is directed, to the address of such party as follows:

         Borrower:                  Interact Commerce Corporation
                                    8800 North Gainey Center Drive
                                    Suite 200
                                    Scottsdale, Arizona 85258
                                    Attention: Chief Financial Officer
                                    Telecopier: (480) 348-6921

         with a copy to:            Osborn Maledon, P.A.
                                    2929 North Central Avenue
                                    Suite 2100
                                    Phoenix, Arizona  85012
                                    Attention: Thomas H. Curzon, Esq.
                                    Telecopier: (602) 640-6067

         Lender:                    Imperial Bank
                                    9920 South La Cienega Boulevard
                                    Suite 636
                                    Inglewood, California  90301
                                    Attention: Lending Services
                                    Telecopier:  (310) 417-5695

         With a copy to:            Imperial Bank
                                    400 East Van Buren
                                    Suite 900
                                    Phoenix, Arizona  85004
                                    Attention: Edmund Ozorio
                                    Telecopier:  (602) 261-7881

Any notice to be personally delivered may be delivered to the principal offices (determined as of the date of such delivery) of the party to whom such notice is directed. Any such notice or other communication shall be deemed to have been given (whether actually received or not) on the day it is personally delivered as aforesaid; or, if mailed, on the third day after it is mailed as aforesaid; or, if transmitted by telefacsimile, on the day that such notice is transmitted as aforesaid. Any party may change its address for purposes of this Credit Agreement by giving notice of such change to the other parties pursuant to this
Section 10.4.

         10.5 Governing Law; Jurisdiction, Venue; Waiver of Jury Trial. The Loan Documents shall be governed by and construed in accordance with the substantive laws (other than conflict laws) of the State of California, except to the extent Lender has greater rights or remedies under Federal law, whether as a national bank or otherwise, in which case such choice of California law shall not be deemed to deprive Lender of any such rights and remedies as may be available under Federal law. Subject to the provisions of Section 10.6 hereof, each party consents to the personal jurisdiction and venue of the state courts located in Los Angeles, State of California in connection with any controversy related to this Agreement, waives any argument that venue in any such forum is not convenient and agrees that any litigation initiated by any of them in connection with this Agreement shall be venued in the Superior Court of Los Angeles County,

California. The parties waive any right to trial by jury in any action or proceeding based on or pertaining to this Agreement or any of the Credit Documents.

         10.6 Reference Provision.

                  (a Each controversy, dispute or claim ("Claim") between the parties arising out of or relating to this Agreement and/or any of the Credit Documents, which is not settled in writing within ten days after the "Claim Date" (defined as the date on which a party gives written notice to all other parties that a controversy, dispute or claim exists), will be settled by a reference proceeding in Los Angeles, California, in accordance with the provisions of Section 638 et seq. of the California Code of Civil Procedure, or their successor section ("CCP"), which shall constitute the exclusive remedy for the settlement of any Claim, including whether such Claim is subject to the reference proceeding and the parties waive their rights to initiate any legal proceedings against each other in any court or jurisdiction other than the Superior Court of Los Angeles (the "Court"). The referee shall be a retired Judge selected by mutual agreement of the parties, and if they cannot so agree with in thirty days (30) after the Claim Date, the referee shall be selected by the Presiding Judge of the Court. The referee shall be appointed to sit as a temporary judge, as authorized by law. The referee shall (a) be requested to set the matter for hearing within sixty (60) days after the Claim Date and (b) try any and all issues of law or fact and report a statement of decision upon them, if possible, within ninety (90) days of the Claim Date. Any decision rendered by the referee will be final, binding and conclusive and judgment shall be entered pursuant to CCP 644 in the Court. All discovery permitted by this Agreement shall be completed no later than fifteen (15) days before the first hearing date established by the referee. The referee may extend such period in the event of a party's refusal to provide requested discovery for any reason whatsoever, including, without limitation, legal objections raised to such discovery or unavailability of a witness due to absence or illness. No party shall be entitled to "priority" in conducing discovery. Depositions may be taken by either party upon seven (7) days written notice, and, request for production of inspection of documents shall be responded to within ten (10) days after service. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding upon the parties.

                  (b The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, to provide all temporary and/or provisional remedies and to enter equitable orders that will be binding upon the parties. The referee shall issue a single judgment at the close of the reference proceeding which shall dispose of all of the claims of the parties that are the subject to the reference. The parties hereto expressly reserve the right to contest or appeal from the final judgment or any appealable order or appealable judgment entered by the referee. The parties expressly reserve the right to findings of fact, conclusions of law, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.

                  (c No provision of Paragraphs (a) or (b) of this Section 10.6, however, shall limit the right of Lender to bring action for possession of any Collateral in any jurisdiction, wherever located, in accordance with the provisions of the Security Documents.

         10.7 Invalid Provisions. If any provision of any Credit Document is held to be illegal, invalid or unenforceable under present or future laws during the term of this Credit Agreement, such provision shall be fully severable; such Credit Document shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of such Credit Document; and the remaining provisions of such Credit Document shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from such Credit Document. Furthermore, in lieu of each such illegal, invalid or unenforceable provision there shall be added as part of such Credit Document a provision mutually agreeable to Borrower and Lender as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

         10.8 Binding Effect. The Credit Documents shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors, assigns and legal representatives; provided, however, that Borrower may not, without the prior written consent of Lender, assign any rights, powers, duties or obligations thereunder.

         10.9 Entirety. The Credit Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof and thereof.

         10.10 Headings. Section headings are for convenience of reference only and shall in no way affect the interpretation of this Credit Agreement.

         10.11 Survival of Representations, Etc. All representations and warranties by Borrower herein shall survive the making of any Loan and the execution and delivery of any Note; any investigation at any time made by or on behalf of Lender shall not diminish Lender's right to rely on the representations and warranties herein.

         10.12 No Third Party Beneficiary. The parties do not intend the benefits of this Credit Agreement to inure to any third party, nor shall this Credit Agreement be construed to make or render Lender liable to any materialman, supplier, contractor, subcontractor, purchaser or lessee of any property owned by Borrower, or for debts or claims accruing to any such persons against Borrower. Notwithstanding anything contained herein or in the Note, or in any other Credit Document, or any conduct or course of conduct by any or all of the parties hereto, before or after signing this Credit Agreement or any of the other Credit Documents, neither this Credit

Agreement nor any other Credit Document shall be construed as creating any right, claim or cause of action against Lender, or any of its officers, directors, agents or employees, in favor of any materialman, supplier, contractor, subcontractor, purchaser or lessee of any property owned by Borrower, nor to any other person or entity other than Borrower.

         10.13 Time. Time is of the essence hereof.

         10.14 Schedules and Exhibits Incorporated. All schedules and exhibits attached hereto, if any, are hereby incorporated into this Credit Agreement by each reference thereto as if fully set forth at each such reference.

         10.15 Counterparts. This Credit Agreement may be executed in multiple counterparts, each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same agreement.

         IN WITNESS WHEREOF, the undersigned have executed this Credit Agreement as of the day and year first above written.

                                        INTERACT COMMERCE CORPORATION, a
                                        Delaware corporation



                                        By:
                                           ------------------------------------
                                        Name:
                                             ----------------------------------
                                        Title:
                                              ---------------------------------


                                        IMPERIAL BANK, a California banking
                                        corporation


                                        By:
                                           ------------------------------------
                                        Name:
                                             ----------------------------------
                                        Title:
                                              ---------------------------------

                                   EXHIBIT "A"

                             FORM OF ADVANCE NOTICE


Imperial Bank
400 East Van Buren
Suite 900
Phoenix, Arizona  85004
Attention: Edmund Ozorio                                     Date:______________
Telecopier: (602) 261-7881                                   Time:______________


Dear Ladies and Gentlemen:

         The undersigned ("Borrower") refers to the Credit Agreement dated as of April 27, 2000 (as it may hereafter be amended, modified, extended or restated from time to time, the "Credit Agreement"), between Interact Commerce Corporation, a Delaware corporation (the "Borrower"), and Imperial Bank. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

         The Borrower hereby gives notice that it requests an Advance pursuant to Section 2.3 of the Credit Agreement and sets forth below the terms of such requested Advance:

         A.   Date of Advance                             ____________________

         B.   Principal Amount of Advance(1)              ____________________

         C.   Type of Advance(2)                          ____________________


--------

(1) Each RLC Advance that is to bear interest at the LIBOR Based Rate shall be a principal amount which is not less than $250,000.00 with integral multiples of $50,000.00. There shall be no minimum principal amount for Variable Rate Advances.

(2)  Variable Rate or LIBOR Rate Advance.

                                                        From:                Through:
                                                        -----                --------

         D.   LIBOR Interest Period(3)          ____________________    ____________________
              Applicable Loan Maturity Date                             ____________________

         E.   Conversion (Identity of Advance
              to be Converted)
                       Date                                             ____________________
                       Type                                             ____________________
                       Amount                                           ____________________
                       Applicable Maturity Date                         ____________________


                                      Sincerely,

                                      INTERACT COMMERCE CORPORATION, a
                                      Delaware corporation


                                      By:
                                         --------------------------------------
                                      Name:
                                           ------------------------------------
                                      Title:
                                            -----------------------------------


--------

(3)  One, two, three or six months and end not later than the RLC Maturity Date.

                                   EXHIBIT "B"

                             COMPLIANCE CERTIFICATE
                                FOR PERIOD ENDING
                               ------------------
                              ("REPORTING PERIOD")






Imperial Bank Arizona
400 East Van Buren
Suite 900
Phoenix, Arizona  85004
Attention: Edmund Ozorio
Telecopier:  (602) 261-7881                              Date:  _____________(4)



Dear Ladies and Gentlemen:

         This Compliance Certificate refers to the Credit Agreement dated as of April 27, 2000 (as it may hereafter be amended, modified, extended or restated from time to time, the "Credit Agreement"), between Interact Commerce Corporation, a Delaware corporation (the "Borrower") and Imperial Bank, a California banking corporation. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

         Pursuant to Section 7.1(c) of the Credit Agreement, the undersigned, hereby certifies that:

         1. To the best of the undersigned's knowledge, after a review of the activities of Borrower during the Reporting Period, Borrower has observed, performed and fulfilled each and every obligation and covenant contained in the Credit Agreement and no "Event of Default" thereunder exists [or if so, specifying the nature and extent thereof and any corrective actions taken or to be taken].

         2. All financial statements of Borrower delivered to Lender during the Reporting Period, to the undersigned's knowledge, fairly present in all material respect the financial position of the Borrower and the results of its operations at the dates and for the periods indicated and have been prepared in accordance with GAAP, subject to normal year-end adjustment (and the absence of footnotes and presentation items).


--------

(4)  To be submitted within 30 days after the end of each month.

         3. As of the last Reporting Period, the computations below were true and correct:

Section 8.10 - Financial Covenants

                  (a Cash. The Borrower _____ satisfies _____ does not satisfy the requirement that the Borrower's Liquidity for the previous month is not an amount less than $2,500,000.00. In addition, a Borrowing Base Certificate [is] [is not] attached hereto as a result of Borrower's Liquidity being an amount [less than] [greater than] $10,000,000.00.

                  (b Quick Ratio.

                  Numerator:
                      Liquidity, plus                                        A $__________
                      Accounts Receivables                                   B $__________

                  Denominator
                      Trade Payables, plus                                   C $__________
                      Accrued Liabilities, plus                              D $__________
                      Outstanding Principal Balance of RLC                   E $__________

                                                             (A+B)/(C+D+E)      __________x

                  Minimum                                                       2.0 to 1

                  (c) Sales

                  (a) Quarterly sales for quarter ending March 31, 2000:

                           (i)    Actual $_______________.
                           (ii)   Required $15,560,000.00.

                  (b) Quarterly sales for quarter ending June 30, 2000:

                           (i)    Actual $_______________.
                           (ii)   Required $18,428,000.00.

                  (c) Quarterly sales for quarter ending September 30, 2000:

                           (i)    Actual $_______________.
                           (ii)   Required $23,629,000.00.

                  (d) Quarterly sales for quarter ending December 31, 2000:

                           (i)    Actual $_______________.
                           (ii)   Required $27,614,000.00.

                                          INTERACT COMMERCE CORPORATION, a
                                          Delaware corporation



                                          By:
                                             --------------------------------
                                          Name:
                                               ------------------------------
                                          Its:
                                              -------------------------------

                                   EXHIBIT "C"

                           BORROWING BASE CERTIFICATE
                                FOR PERIOD ENDING
                               ------------------
                              ("Reporting Period")




Imperial Bank Arizona
400 East Van Buren
Suite 900
Phoenix, Arizona  85004
Attention: Edmund Ozorio
Telecopier: (602) 261-7881                               Date:  _____________(5)


Dear Ladies and Gentlemen:

         This Borrowing Base Certificate refers to the Credit Agreement dated as of April 27, 2000 (as it may hereafter be amended, modified, extended or restated from time to time, the "Credit Agreement"), between Interact Commerce Corporation, a Delaware corporation (the "Borrower"), and Imperial Bank, a California banking corporation. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

         Pursuant to Section 7.1(d) of the Credit Agreement, the undersigned, hereby certifies that:

         1. Borrower's Liquidity is an amount equal to: $__________________ (A).

         2. Eligible Cash Balance: (A-$2,500,000.00)(.53) = $__________________.


                                         INTERACT COMMERCE CORPORATION, a
                                         Delaware corporation



                                         By:
                                            -----------------------------------
                                         Name:
                                              ---------------------------------
                                         Its:
                                             ----------------------------------


---------

(5) To be submitted within 30 days after the end of each month if Borrower's Liquidity is an amount less than $10,000,000.00.

                                   EXHIBIT "D"

                             SUBORDINATION AGREEMENT





TO:      IMPERIAL BANK



         The undersigned ("We") are interested in the financial success of INTERACT COMMERCE CORPORATION, a Delaware corporation (the "Borrower"), and agree that financial accommodations from IMPERIAL BANK ("Bank" or "You") to Borrower pursuant to that Credit Agreement dated as of April 27, 2000 (the "Credit Agreement") are necessary, and we accordingly request that you grant to or renew for Borrower such financial accommodation as you may deem proper, and for the purpose of inducing you to grant, renew or extend such financial accommodation, we hereby severally agree as follows:

         All claims of each of the undersigned against Borrower now or hereafter existing, whether matured or not (subject to the maximum if specified below), are and shall be at all times subordinate and subject to any and all claims on your part against Borrower now or hereafter existing, whether matured or not, so long as any such claim on your part against Borrower shall remain unpaid, in whole or in part, and each of the undersigned agrees not to sue upon, or to collect, or to receive payment upon, by setoff or in any other manner, any claim or claims on his/hers or its part against Borrower now or hereafter existing, nor to sell, assign, transfer, pledge, or give a security interest in the same (except subject expressly to this Agreement), nor to enforce or apply any security now or hereafter existing, nor to join in any petition in bankruptcy or any assignment for the benefit of creditors or any creditors agreement, nor to take any lien or security on any of Borrower's property, real or personal, nor to incur any obligation to nor receive any loans, advances or gifts from Borrower, so long as any such claim on your part against Borrower shall exist or so long as you are committed or otherwise obligated to make any loans to, or grant any credit to, Borrower. In addition, so long as any claim on your part against Borrower shall remain unpaid, in whole or in part, Bank shall have a prior security interest in the assets of Borrower consisting of Collateral (as defined in the Credit Agreement), now owned or hereafter acquired by Borrower and each of the undersigned hereby subordinates any security interest, including without limitation any purchase money security interest, which each of the undersigned now has or hereafter acquires in the Collateral to all security interests which Bank now has or hereafter acquires in the Collateral.

         All claims on your part against Borrower now or hereafter existing shall be first paid by Borrower before any payment shall be made by Borrower to any of the undersigned unless Borrower is in full compliance with all Financial Covenants (as defined in the Credit Agreement) contained in the Credit Agreement, prior to and after giving effect to such payment. Said priority of payment shall apply during the ordinary course of Borrower's business and in case of any assignment by Borrower for the benefit of Borrower's creditors, and in case of any bankruptcy proceedings instituted by or against Borrower, and in case of the appointment of any receiver for Borrower or Borrower's business or assets, and in case of any dissolution or other winding up of the affairs of Borrower, or of Borrower's business, and in all such cases respectively, the officers of Borrower and any assignee, trustee in bankruptcy, receiver, and other person or persons in charge, are hereby directed to pay to you the full amount of your claims against Borrower before making any payment to any of the undersigned, and so far as may be necessary for that purpose, each of the undersigned hereby transfers and assigns to you all of his/her or its rights to any payment or distribution which might otherwise be coming to him/her or it. You are hereby irrevocably constituted and appointed the attorney-in-fact of each of the undersigned to file any and all proofs of claim and any other documents and to take all other action, either in your name, or in the name of the undersigned, or any of them, which in your opinion is necessary or desirable to enable you to obtain all such payments.

         Each of the undersigned agrees that if part or all of any claim of the undersigned shall be evidenced by a promissory note or other instrument, the undersigned shall cause to be placed thereon a legend stating that the payment thereof is subordinate to the payment of all claims on your part against Borrower pursuant to the terms of this Subordination Agreement, and each of the undersigned agrees to mark all books of account in such manner to indicate that payment thereof is subordinated pursuant to the terms of this Subordination Agreement.

         Each of the undersigned further agrees that in case he, she or it should take or receive any security interest in, or lien by way of attachment, execution, or otherwise on any of the property, real or personal, of Borrower, or should take or join in any other measure or advantage contrary to this Agreement, while any claim exists on your part against Borrower, you shall be entitled to have the same vacated, dissolved and set aside by such proceedings at law, or otherwise, as you may deem proper, and this Agreement shall be and constitute full and sufficient ground therefor and shall entitle you to be and become a party to any proceedings at law, or otherwise, initiated by you or by any other party, in or by which you may deem it proper to protect your interest hereunder, and the party so violating this Agreement shall be liable to you for all loss and damage sustained by you by reason of such breach, including attorney's fees in any such legal action.

         If the undersigned, or any of them, shall receive any payment or property in violation of this Agreement, such payment of property shall be received by such undersigned in trust for you and forthwith will be delivered and transferred to you.

         No subordination of obligations of Borrower to the undersigned have previously been executed by the undersigned for the benefit of anyone else, and any such subordinations hereafter executed will be, and shall be expressed to be subject and subordinate to the effect hereof. This Agreement shall be continuing in effect, it shall not be cancelled or otherwise rendered ineffective by the payment or discharge at any time of all of Borrower's obligations to you, and it shall apply to any and all financial accommodations subsequently granted, renewed or extended by you for Borrower, unless the undersigned shall deliver to you a written notice of revocation as to future transactions, at a time when Borrower is no longer obligated to you in any way, and while you are not committed or otherwise obligated to make any loans to, or grant any credit to, Borrower.


                                    --------------------------------------
                                    --------------------------------------


                                    By:
                                       -----------------------------------
                                    Name:
                                         ---------------------------------
                                    Its:
                                        ----------------------------------

                ACCEPTANCE OF SUBORDINATION AGREEMENT BY BORROWER


         The undersigned, being the Borrower named in the foregoing Subordination Agreement, hereby accepts and consents thereto and agrees to be bound by all of the provisions thereof and to recognize all priorities and other rights granted thereby to IMPERIAL BANK, and to pay said Bank in accordance therewith.

Dated
      ------------------------

                                        INTERACT COMMERCE CORPORATION, a
                                        Delaware corporation



                                        By:
                                           -----------------------------------
                                        Name:
                                             ---------------------------------
                                        Title:
                                              --------------------------------

                                   EXHIBIT "E"


When recorded, return to:

Streich Lang, P.A.
Renaissance One
Two North Central Avenue
Phoenix, Arizona  85004-2391
Attention:  John M. Pons, Esq.



                          WAIVER/RELEASE OF LIEN RIGHTS


         To induce IMPERIAL BANK, a California banking corporation, whose address is 400 East Van Buren, Suite 900, Phoenix, Arizona 85004 (hereinafter called "Lender"), to grant and/or continue financial accommodations to INTERACT COMMERCE CORPORATION, a Delaware corporation, whose address is 8800 North Gainey Center Drive, Suite 200, Scottsdale, Arizona 85258 (hereinafter called "Debtor"), the undersigned covenants and agrees as follows:

         1. Debtor has executed a Security Agreement dated April 27, 2000 (hereinafter called the "Security Agreement"), granting to Lender a security interest in that property of Debtor described in the Security Agreement and on Schedule "A" attached hereto and made a part hereof (hereinafter called the "Collateral"). The Collateral includes, but is not limited to, fixtures, equipment, machinery, furniture and furnishings that are now or hereafter may be installed, placed or located on the real property described on Schedule "B" attached hereto (hereinafter called the "Real Property"), which is owned by the undersigned or in which the undersigned has or claims a lien or interest.

         2. The undersigned hereby consents to the Security Agreement and to all liens, security interests and rights of Lender in the Collateral arising from the Security Agreement and waives and releases all rights of levy for rent and all liens, security interests, claims, rights and demands of every kind against the Collateral.

         3. The undersigned hereby grants permission to Lender, its officers, agents and employees, to enter, at any time, the Real Property or any other premises where the Collateral may be found and to remove the Collateral, provided that Lender shall promptly reimburse the undersigned for the cost of repairing any physical injury done to the Real Property as a result of the removal of the Collateral.

         4. The Collateral shall at all times be personal property, shall not constitute fixtures or be part of the Real Property and shall not be subject to distraint or execution by the undersigned or to any claim of the undersigned.

         5. The undersigned shall notify any purchaser of the Real Property, and any subsequent mortgagee or other encumbrance holder or claimant, of the existence of this Waiver/Release Agreement, which shall be binding upon the executors, administrators, successors, assigns and transferees of the undersigned and shall inure to the benefit of the successors and assigns of Lender.

         6. In the event of any default under its lease or agreement with Debtor, then prior to: (i) terminating its lease or agreement with Debtor, (ii) incurring any attorneys' fees, or (iii) incurring any other expenses which it would, but for this provision, charge Debtor, the undersigned shall notify Lender in writing at the above address of such default and allow Lender 30 days after receipt of such notice to remedy any such default on behalf of Debtor; provided, however, that if the default cannot reasonably be remedied within that 30-day period, the undersigned shall not terminate its lease or agreement with Debtor or incur any attorneys' fees or other expenses so long as Lender shall commence to remedy the default within that 30-day period and thereafter diligently prosecute the remedy to completion.

         IN WITNESS WHEREOF, the undersigned has executed this Agreement this _____ day of ______________, 2000.


                                        --------------------------------------



                                        By:
                                           -----------------------------------
                                        Name:
                                             ---------------------------------
                                        Title:
                                              --------------------------------

                                        Address:

                                        --------------------------------------
                                        --------------------------------------

STATE OF _____________ )
                       ) ss.
County of ____________ )

         The foregoing instrument was acknowledged before me this _____ day of ____________, 2000, by __________________________________________, the
_______________________ of _____________________________________________________
on behalf of said ______________.

         IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                  ------------------------------------------
                                  Notary Public

My commission expires:

----------------------

                                  SCHEDULE "A"

                             COLLATERAL DESCRIPTION


         All of the property described below in, to or under which Debtor now has or hereafter acquires any right, title or interest, whether present, future or contingent, and in Debtor's expectancy to acquire such property (all of the property described on this schedule is herein called the "Collateral"):

                  (a) All accounts, general intangibles, instruments, documents and chattel paper (including all accounts receivable, notes, drafts, lease agreements and security agreements), and all goods, if any, represented thereby, whether now existing or hereafter acquired or created from time to time in the course of Debtor's business;

                  (b) All inventory now owned or hereafter acquired, including all goods held for sale or lease in Debtor's business, as now or hereafter conducted, and all materials, work in process and finished goods used or to be consumed in Debtor's business (whether or not the inventory is represented by warehouse receipts or bills of lading or has been or may be placed in transit or delivered to a public warehouse);

                  (c) All equipment now owned or hereafter acquired, including all furniture, fixtures, furnishings, vehicles (whether titled or non-titled), machinery, materials and supplies, wherever located, including but not limited to such items described on the collateral schedule (if any) attached hereto and by this reference made a part hereof, together with all parts, accessories, attachments, additions thereto or replacements therefor;

                  (d) All instruments, documents and chattel paper now held by or hereafter delivered to Secured Party, together with all property rights and security interests evidenced thereby, all increases thereof (including, without limitation, stock dividends), all profits therefrom and all transformations thereof, including but not limited to such items described on the collateral schedule (if any) attached hereto and by this reference made a part hereof;

                  (e) All tax refund claims, all policies or certificates of insurance covering any of the Collateral, all contracts, agreements or rights of indemnification, guaranty or surety relating to any of the Collateral, and all claims, awards, loss payments, proceeds and premium refunds that may become payable with respect to any such policies, certificates, contracts, agreements or rights;

                  (f) All ledger cards, invoices, delivery receipts, worksheets, books of accounts, statements, correspondence, customer lists, files, journals, ledgers and records in any form, written or otherwise, related to any of the Collateral;

                  (g) Tradenames, trademarks, trademark applications, copyrights, copyright applications, service marks, domain names and the entire goodwill of or associated with the business now or hereafter conducted by the Debtor; provided, however, that Debtor shall not be required to register any copyrights on material it regards trade secrets;

                  (h) All claims for loss or damage to or in connection with any of the Collateral, all other claims in any form for the payment of money, including tort claims, and all rights with respect to such claims and all proceeds thereof;

                  (i) All accessions to any of the Collateral; and

                  (j) All products and proceeds of the Collateral, in any form, including all proceeds received, due or to become due from any sale, exchange or other disposition of any of the Collateral, whether such proceeds are cash or noncash in nature or are represented by checks, drafts, notes or other instruments for the payment of money.

All "Collateral Schedules," if any, attached hereto are hereby incorporated into this collateral description as if set forth here and at each reference thereto.

                                  SCHEDULE "B"

                                  REAL PROPERTY